CORDIA CORPORATION

Cordia Corp. “CORG” Announces Appointment of Kevin Griffo as President & Chief Operating Officer

Orlando, Florida – September 13, 2005 – Cordia Corporation (OTCBB: CORG - News), a communications services provider, announced today the appointment of Kevin Griffo to serve as Cordia’s President and Chief Operating Officer.

Mr. Griffo has over 23-years experience in the telecommunications industry.  He will oversee the expansion of the domestic consumer and business class phone service, as well as the direct sales effort related to the current international Voice Over Internet Protocol rollout.  He comes to Cordia from Talk America Holdings, Inc.  (NASDAQ: TALK), which offers local and long distance phone services, as well as Internet access services to residential and small business customers in the United States.  Mr. Griffo was an Executive Vice President of Local Service, Sales, and Direct Sales during his tenure with TALK.  Mr. Griffo also served as President and Chief Operations Officer of Access One Communications for two years, prior to the Company being acquired by TALK.

Kevin Griffo, President of Cordia Corporation stated, "I am eager to join the management team of Cordia.  The Company continues to show tremendous growth and profits as they cultivate and develop their core business while planning for the future of telecommunications via their VoIP platform.  The foresight of the Company’s investments in a Web based infrastructure and in VoIP technology should make us a long-term performer in the industry and position the Company for solid growth."

Joel Dupre, CEO of Cordia Corporation commented, “[t]he hiring of an industry veteran such as Kevin is a key addition to our executive management team and provides the necessary management depth to help us sustain our growth in revenues and  build upon the earnings we have established during the past six months.  This addition comes in the wake of the Board’s appointment of Patrick Freeman to serve as the Company’s new Chief Technology Officer and affords the Company with the opportunity to benefit from Mr. Freeman’s extensive development and systems background. Patrick has done an extraordinary job serving as President and COO.  Going forward he will focus 100% of his efforts on our systems and VoIP development.  We believe that the Company’s global VoIP opportunities are so large that they require Patrick’s undivided attention. We believe that VoIP will revolutionize and redefine communications and we plan on being a leader in that revolution.”

About Cordia Corporation

Cordia Corporation develops and provides industry specific applications, solutions and services. Cordia's primary operations are currently concentrated in the telecommunications industry through its operating subsidiary, Cordia Communications Corp. In addition to end-user services, Cordia develops and provides an integrated Web services platform that enables competitive local, long distance and Internet service providers to rapidly introduce and effectively manage integrated offerings of local and long distance services.

This release contains forward-looking statements that involve risks and uncertainties. Cordia's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; Cordia's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which Cordia can operate, access new markets, all in a timely manner, at reasonable cost and on satisfactory terms and conditions, as well as regulatory, legislative and judicial developments that could cause actual results to vary in such forward-looking statements.

Contact:

     Cordia Corp

     Kevin Griffo, 866-777-7777

     kgriffo@cordiacorp.com

Or

     Investors:

     Alliance Advisors, LLC

     Alan Sheinwald, 914-244-0062

     asheinwald@allianceadvisors.net